TECHNOLOGY CENTRE OF NEW JERSEY
COMMERCIALIZATION CENTER FOR INNOVATIVE TECHNOLOGIES

LEASE AGREEMENT

AGREEMENT OF LEASE made the 15 day of March, 2006, by and between THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY hereinafter referred to as “LANDLORD”, and, Rosetta Genomics,Inc. a New Jersey corporation, hereinafter referred to as “TENANT”.

1. DEFINITIONS

The term “BUILDING” means the building and improvements known as Tech Three and situate and located at the Centre (defined below) consisting of a free standing building containing 80,000 rentable square feet of space.

The Term “COMMERCIALIZATION CENTER” mean that portion of the BUILDING consisting of 44,000 square feet of space; (1) 20,000 square feet of space and leased from the Technology Centre of New Jersey, L.L.C. to the LANDLORD under an Agreement and Lease dated February 1, 2002 and, (2) 24,000 square feet of space and leased from the Technology Centre of New Jersey, L.L.C. to the LANDLORD under an Agreement and Lease dated May 19, 2004.

The term “COMMERCIALIZATION CENTER SHARE” shall be 55% of the BUILDING SHARE in that the COMMERCIALIZATION CENTER is comprises 55% of the BUILDING.

The term “CENTRE” means the land, buildings and improvements (including without limitation the BUILDING and other buildings) comprising the 50 acre science and technology park known as the Technology Centre of New Jersey North Brunswick, New Jersey, Lots 20,28, 29.03, Block 194.

The term “COMMON AREAS” means those exterior areas of the CENTRE intended for the non-exclusive use of all tenants of the CENTRE and their agents, employees, invitees and licensees and the interior area of the COMMERCIALIZATION CENTER intended for the non-exclusive use of all tenants of the COMMERCIALIZATION CENTER and their agents, employees, invitees and licensees in common with LANDLORD and other parties.

The term “LEASED PREMISES” means that portion of the COMMERCIALIZATION CENTER delineated on the floor plans constituting EXHIBIT A attached hereto and made a part hereof, bounded by the interior sides of the centers of all demising walls other than exterior BUILDING walls and the exterior sides of all exterior BUILDING walls. For purposes of this LEASE, TENANT and LANDLORD agree that the LEASED PREMISES consists of One (1) Laboratory Unit(s) and made up of One thousand (1,000) Rentable square feet.

2. USE OF LEASED PREMISES

TENANT shall not use or occupy, or permit or suffer to be used or occupied the LEASED PREMISES or any part thereof, other than for office, research, laboratory and related manufacturing or training facilities that are consistent with applicable municipal zoning ordinances, as same may be amended from time to time. TENANT agrees to use the LEASED PREMISES in a manner consistent with LANDLORD’s public policy to develop and manage the CENTRE as research/high technology park.

3. LEASE OF LEASED PREMISES

LANDLORD hereby leases to the TENANT and TENANT hereby leases from the LANDLORD, upon and subject to the terms and provisions of this LEASE, the LEASED PREMISES, together with all rights and benefits appurtenant to the LEASED PREMISES. TENANT shall each be jointly and severally to perform each and every term of this LEASE

4. INITIAL TERM, RENEWAL OPTIONS and RENT COMMENCEMENT

4.1 The term of this LEASE shall be fro the period beginning on March 15, 2006 (the “COMMENCEMENT DATE”) and ending on March 14, 2007 (the “TERMINATION DATE”) (the “TERM”).  Upon mutual consent, this LEASE may be renewed for three (3) year(s).

5. RENT

5.1 “RENT” (as hereinafter defined) shall commence to accrue and be payable (the “RENT COMMENCEMENT DATE”) from the earlier of: (a) March 15, 2006 or (b) the date that TENANT or anyone claiming under or through TENANT first occupies or takes possession of the LEASED PREMISES or any portion thereof.

5.2 TENANT covenants and agrees to pay to LANDLORD, RENT, in advance, on the first day of each month during the term of this lease as follows: for one (1) laboratory of 1000 square feet (B119).
Laboratory Rent Space:
For the period of one (1) Year starting on the RENT COMMENCEMENT DATE, $30,000 ($2,500 per unit per month)

5.3 For any installment of NET RENT or ADDITIONAL RENT payable by TENANT which is not paid within fifteen (15) days after the date due, TENANT will pay to LANDLORD as ADDITIONAL RENT a late charge equal to two percent (2%) of such past due amount.

6 ADDITIONAL RENT

6.1 The “ADDITIONAL RENT” (as hereinafter defined) shall commence to accrue and be payable from the RENT COMMENCEMENT DATE.

6.2 The ADDITIONAL RENT shall consist of (1) 100% of OPERATING
EXPENSES attributable solely to the LEASED PREMISES; (2) Milestone Additional Rent as stated on Exhibit B, and (3) 100% of all other ADDITIONAL RENT expressly set forth elsewhere in this LEASE and Exhibits.

6.3 OPERATING EXPENSES means the following:

(a) sub-metered electrical usage for Leased Premises lighting, and receptacles;

(b) heating Ventilation Air Conditioning charges for usage other than usage during the normal hours of 7 AM to 7 PM Monday through Friday;

(c) per use charge of the copier and fax machines at LANDLORD’s posted and reasonable rates;

(d) per use charge for the use of the Autoclave at LANDLORD’s posted and reasonable rates;

(e) per month charge per unit for access to internet and phone services at LANDLORD’s posted and reasonable rates. TENANT will be responsible for toll calls and other phone charges;

(f) use of other fee-for-use services utilized by TENANT at LANDLORD’s posted and reasonable rates;

6.4  MILESTONE RENT which shall be calculated as set forth in Exhibit B and ADDITIONAL RENT shall be paid to LANDLORD 30 days from TENANT’s receipt of LANDLORD’s bill for MILESTONE RENT or ADDITIONAL RENT charges.

7.  COMMERCIALIZATION CENTER PROGRAM

7.1 As an inducement to LANDLORD to enter into this LEASE, TENANT covenants and warrant to abide by the following policies during the TERM of the LEASE:

(a) TENANT agrees to meet at least annually with a COMMERCIALIZATION CENTER’s advisory board to review and discuss TENANT’S business plan, financial progress and development business strategy;

(b) TENANT shall report to LANDLORD quarterly the number of full and part-time paid jobs sustained by TENANT;

(c) TENANT shall report to the LANDLORD annually for two years following termination of this LEASE on the number of jobs TENANT is sustaining in New Jersey. This provision Section 7.1(d) shall survive the LEASE TERMINATION by two years;

(d) TENANT shall participate in the Commercialization Center for Innovative Technologies tenant business development program conducted by the LANDLORD’s manager as set forth in the Commercialization Center Participation Agreement entered into by the Landlord and the Tenant and shall report requested company financial information on a semi-annual basis as set forth therein.

7.2 TENANT understands that noncompliance with any item in Section 7.1 constitutes an EVENT OF DEFAULT under this LEASE and shall subject TENANT to all remedies available to LANDLORD, including termination of this LEASE, in accordance with Section 17.

8. CONDITION OF THE LEASED PREMISES

8.1 Except as otherwise set forth LANDLORD shall be under no duty or obligation to make any repairs or alterations to the LEASED PREMISES.

8.2 LANDLORD shall deliver the LEASED PREMISES in clean condition, free of debris.

8.3 LANDLORD represents and warrants that:

(a)  the BUILDING is structurally sound and weather tight;

(b)  the LEASED PREMISES is in good working order, well maintained (to the extend of LANDLORD services as specified in this LEASE AGREEMENT), and in compliance with all applicable building codes, rules and regulations, laws and ordinances of government authorities;

(c) Two (2) of the parking spaces located in the parking area designated on Exhibit D are for the non-exclusive use of TENANT, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees and that said parking area is completed in compliance with all applicable laws;

(d)  LANDLORD covenants, at its sole cost and expense, to complete all necessary repairs or replacements required to cause the LEASED PREMISES to comply with Sections 8.3(a), (b), and (c) above, promptly but within sixty (60) days from written notice from TENANT; provided, however, that if such repair or replacement cannot reasonably be completed within said sixty (60) days, LANDLORD shall not be in breach of this covenant if LANDLORD has commenced such repair or replacement within said sixty (60) day period and thereafter promptly and diligently prosecutes such repair or replacement to completion.

9. ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.1 TENANT shall bear the cost and expense of modifying the interior of the BUILDING for its use (the “TENANT IMPROVEMENTS”), including without limitation obtaining all required approvals, permits, and certificates from the governmental authorities having jurisdiction of the BUILDING and LANDLORD shall cooperate with TENANT in connection therewith. Prior to obtaining such approvals, certificates and approvals and commencing construction of any TENANT IMPROVEMENTS, TENANT shall obtain written approval of LANDLORD of all plans, drawings and specifications, which approval shall not be unreasonably withheld or delayed, and TENANT shall deposit with LANDLORD, LANDLORD’s estimate of cost of TENANT IMPROVEMENTS. TENANT IMPROVEMENTS is not intended to include personal property, moveable equipment, and trade fixtures not mounted to the LEASED PREMISES.

9.2 During the TERM of the LEASE, TENANT IMPROVEMENTS shall be undertaken by LANDLORD at TENANT’s expense in a good and workmanlike manner. TENANT IMPROVEMENTS shall be constructed in accordance with all laws, codes and regulations and in accordance with the plans, drawings and specifications approved by LANDLORD in accordance with Section 9.1.

9.3 All work relating to TENANT IMPROVEMENTS shall be subject to the prevailing wage requirements and affirmative action requirements of the New Jersey Economic Development Authority.

9.4 To the extent permitted by law, any TENANT IMPROVEMENTS are to be constructed by contractors and sub-contractors employing craft workers who are members of unions that are affiliated with the AFL-CIO Building and Construction Trades Department in accordance with applicable collective bargaining agreements. LANDLORD and TENANT shall use contractors and sub-contractors employing workers represented by unions that are affiliated with the AFL-CIO Building and Construction Trades Department in accordance with applicable collective bargaining agreements to provide for janitorial services and BUILDING maintenance.

10. AFFIRMATIVE COVENANTS OF TENANT

10.1 TENANT shall, throughout the TERM of this LEASE, pay the RENT and ADDITIONAL RENT, (as applicable), and all other charges herein reserved as rent on the days and times and at the place that the same are made payable.

10.2 TENANT shall, throughout the TERM of this LEASE without demand, keep and maintain the LEASED PREMISES as follows: clean and free from all ashes, dirt and other refuse matter, including refuse removed from the LEASED PREMISES, and generally keep and maintain the LEASED PREMISES in as good order as it is at the COMMENCEMENT DATE ordinary wear and tear alone excepted (subject to damage by fire or other casualty pursuant to the provisions of Section 13).

10.3 TENANT shall, throughout the TERM of this LEASE, comply with all the terms of any State or Federal statute or local ordinance or regulation applicable to TENANT or its manner of use of the LEASED PREMISES, and save, indemnify, defend and hold LANDLORD harmless from penalties, fines, costs or damages resulting from failure to do so.

10.4 TENANT shall, subject to Section 10.2, peaceably deliver up and surrender possession of the LEASED PREMISES in a broom-swept condition, at the expiration or sooner termination of the LEASE hereof, promptly delivering to LANDLORD, at LANDLORD’S office, all keys to the LEASED PREMISES and BUILDING and surrender the LEASED PREMISES and BUILDING in the same good order and repair as it is at the COMMENCEMENT DATE, ordinary wear and tear alone excepted (subject to damage by fire or other casualty pursuant to the provisions of Section 13). Furthermore, upon TENANT'S surrender of possession of any unit(s) of the LEASED PREMISES, LANDLORD shall, at TENANT’S expense, will contract for the vacated unit(s) to be de-commissioned and thoroughly cleaned to remove biological residue and other microscopic particles, as reasonably determined by LANDLORD.

10.5 TENANT shall, upon termination of the LEASE for any cause whatsoever other than LANDLORD’S default, remove from the LEASED PREMISES:

(a) all TENANT personal property; and
(b) all fixtures listed on Exhibit E;

10.6 TENANT shall not store any materials, property, debris, or other items in any part of the BUILDING other than the LEASED PREMISES.

10.7 TENANT shall comply with LANDLORD environmental and operational regulations as attached in Exhibit F.

11. LANDLORD SERVICES

11.1 LANDLORD, at LANDLORD’S cost and expense shall:

(a) provide lawn care and landscaping for the COMMON AREAS;
(b) provide snow shoveling and snow and ice removal from the parking area, sidewalks, drives and roadways on the COMMON AREAS;
(c) provide general external and structural maintenance to the BUILDING;
(d) keep in good order and repair and maintain, in accordance with all applicable laws, rules and regulations, the fire water pump, pump house, sewer, water, gas, electrical and fire lines located in the CENTRE;
(e) maintain and service the heat, air-conditioning, ventilation, mechanical, electrical, gas and plumbing systems for the LEASED PREMISES;
(f)  provide a dumpster near the BUILDING for TENANT’s use for ordinary and customary office refuse; and
(g) cause the BUILDING (exclusive of LEASED PREMISES) and CENTRE COMMON AREAS to comply with all laws, ordinances, rules and regulations.
(h) LANDLORD shall provide janitorial services to the COMMERCIALIZATION CENTER’s interior COMMON AREAS.

11.2 If any interruption of utilities or essential services that (1) results from LANDLORD’S default hereunder or LANDLORD’S negligence, (2) is within the LANDLORD’S reasonable control to correct and (3) does not result from TENANT’S default or failure to maintain hereunder or TENANT’S negligence, shall continue for more than five (5) consecutive business days and shall render the LEASED PREMISES untenantable for the normal conduct of TENANT’S business, a pro rata portion based upon the untenantable square feet of the LEASED PREMISES of the NET RENT and ADDITIONAL RENT and other payments hereunder shall abate from the period beginning on the sixth (6th) consecutive business day of such interruption and continuing until and to the extent use of the LEASED PREMISES is restored to TENANT. LANDLORD shall have no other or further liability to TENANT for any interruption or suspension of heating, air-conditioning, ventilation, electric, plumbing, mechanical services to the LEASED PREMISES.

12. RULES AND REGULATIONS

12.1 Rules. TENANT, its employees and invitees, shall comply with the rules and regulations attached as Exhibit G (the “RULES”), and reasonable modifications and additions to the RULES adopted by LANDLORD that TENANT is given thirty (30) days’ advance notice of; provided, however, that such modifications or additions do not unreasonably and materially interfere with TENANT’S conduct of its business or TENANT’S use and enjoyment of the LEASED PREMISES and do not require payment of additional moneys.

12.2 Conflict with LEASE. If a RULE issued under Section 12.1 conflicts with or is inconsistent with any LEASE provision, the LEASE provision controls.

13. DAMAGE OR DESTRUCTION OF LEASED PREMISES

13.1 LANDLORD agrees that if the LEASED PREMISES is damaged by fire or other casualty to an extent not rendering it completely untenantable, LANDLORD shall promptly cause such damage to be repaired and restored excluding any TENANT IMPROVEMENTS provided the repairs and restoration can be completed within two hundred forty (240) business days and, except if such fire or casualty is caused by a violation of applicable regulations or intent or gross negligence on the part of the TENANT, a pro rata portion based on the untenantable square feet of the LEASED PREMISES of the NET RENT and ADDITIONAL RENT, and other payments hereunder shall abate from the date of such damage to the date of completion of such repairs and restoration. If LANDLORD so repairs and restores, TENANT shall promptly thereafter restore all TENANT IMPROVEMENTS.

13.2 If the LEASED PREMISES shall be damaged by fire or other casualty to an extent rendering it completely untenantable, LANDLORD shall promptly cause such damage to be repaired and restored promptly excluding any TENANT IMPROVEMENTS provided the repairs and restoration can be completed within two hundred forty (240) business days and, except if such fire or casualty is caused by a violation of applicable regulations or intent or gross negligence on the part of the TENANT, the NET RENT and ADDITIONAL RENT and other payments hereunder shall abate completely from the date of such damage to the date of completion of such repairs and restoration. If LANDLORD so repair and restores, TENANT shall promptly thereafter restore all TENANT IMPROVEMENTS.

13.3 If the LEASED PREMISES and BUILDING cannot be restored to tenantable condition within the two hundred forty (240) business day period set forth in Section 13.1 or Section 13.2, as determined by a qualified architect, engineer, contractor or other qualified professional reasonably approved by LANDLORD, then LANDLORD may terminate this LEASE by written notice to TENANT no later than fifteen (15) days after notice of such professional determination. In the event that LANDLORD so terminates this LEASE, and if no EVENT OF DEFAULT exists (except for an EVENT OF DEFAULT which cannot be cured because of such casualty to the LEASED PREMISES) hereunder, RENT and ADDITIONAL RENT shall be prorated as of the date of the termination, and this LEASE shall terminate as if the TERM hereof had expired.

13.4 All repairs and restoration conducted by or on behalf of LANDLORD pursuant to this Section 13 shall be completed with due and reasonable diligence.

14. CONDEMNATION

14.1 If the entire LEASED PREMISES or a portion of the BUILDING is taken by right of eminent domain for any public or quasi public use or by private purchase in lieu thereof and such taking of a portion of the BUILDING renders the LEASED PREMISES not reasonably accessible or usable, then this LEASE shall automatically end on the earlier of the date title vests or the date TENANT is dispossessed by the condemning authority.

14.2 Omitted

14.3 If the LEASE is canceled as provided in Section 14.1, then the NET RENT, ADDITIONAL RENT, TENANT’S SHARE of REAL ESTATE TAXES or PILOT, and other charges shall be payable up to the cancellation date. LANDLORD shall promptly refund to TENANT any prepaid, unaccrued NET RENT, ADDITIONAL RENT and TENANT’S SHARE of REAL ESTATE TAXES or PILOT, if any, less any sum then owing by TENANT to LANDLORD.

14.4 LANDLORD reserves all rights to damages paid because of any partial or entire taking of the LEASED PREMISES. TENANT assigns to LANDLORD any right TENANT may have to the damages or award. Further, TENANT shall not make claims against LANDLORD or the condemning authority for damages.

15. Omitted

16. EVENT OF DEFAULT

16.1 An “Event of Default” shall occur after the applicable grace period described in Sections 16.5(a) and 16.5(b) have run if TENANT:

16.2 Does not pay in full when due any and all installments of RENT, ADDITIONAL RENT or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by TENANT; or

16.3 Violates or fails to perform or otherwise breaks any covenant, agreement or obligation under this LEASE; or

16.4 Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by TENANT, or if TENANT is adjudicated a bankrupt, or a bill in equity or other proceeding for the appointment of a receiver for TENANT is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by TENANT, or if the real or personal property of TENANT shall be levied upon or sold.

16.5 Anything herein contained to the contrary notwithstanding, any thing or act which would otherwise be an EVENT OF DEFAULT by TENANT hereunder shall not be an EVENT OF DEFAULT hereunder unless:

(a) TENANT shall have failed to correct the alleged EVENT OF DEFAULT within a period of thirty (30) days after LANDLORD provides notice of the alleged EVENT OF DEFAULT if the EVENT OF DEFAULT be one which can be cured by the payment of money; or
(b) TENANT shall have failed to correct the alleged EVENT OF DEFAULT within a period of thirty (30) days after LANDLORD provides notice of the alleged EVENT OF DEFAULT if the EVENT OF DEFAULT be one which cannot be cured by the payment of money or, if the alleged default be one which cannot with due diligence be cured within said thirty (30) day period, within such additional period as is reasonably necessary to correct the alleged EVENT OF DEFAULT, provided TENANT shall commence curing such EVENT OF DEFAULT within said thirty (30) day period and shall thereafter diligently prosecute the curing of the alleged EVENT OF DEFAULT.

17. LANDLORD’S REMEDIES

As used in this Article 17, the term “DEFAULT RENT” refers to the amount of the whole balance of RENT and ADDITIONAL RENT for the entire balance of the INITIAL TERM and EXTENDED TERM for which TENANT has become bound, or any part of such charges and any other damages due to LANDLORD from TENANT under this LEASE from and after the date of occurrence of an EVENT OF DEFAULT.

Upon the occurrence of any EVENT OF DEFAULT:

17.1 LANDLORD may declare the whole balance of RENT and ADDITIONAL RENT for the entire balance of the TERM or any part of such charges and any other damages due to LANDLORD from TENANT under this LEASE to be due and immediately payable.

17.2 LANDLORD may terminate this LEASE by sending to TENANT a written Notice of Termination no less than twenty-one (21) days before the Termination and thereby immediately, upon such twenty-first (21st) day, without the need to take any further action, terminate, cancel and extinguish all of TENANT’s rights of possession and occupancy to or in the LEASED PREMISES.

17.3 LANDLORD may relet the LEASED PREMISES or any part or parts thereof to such person or persons as may, in LANDLORD’S discretion, be best; and TENANT shall be liable for any loss of DEFAULT RENT. In the event that LANDLORD relets the LEASED PREMISES or any part or parts thereof at a rent higher than TENANT’S rent, TENANT shall have no claim for such excess rents. Any such re-entry or re-letting by LANDLORD under this SECTION shall be without prejudice to LANDLORD’S claim for actual damages (including but not limited to the costs of reletting), and shall under no circumstances, release TENANT from liability for the payments of DEFAULT RENT and such damages arising out of the breach of any of the covenants, terms, and conditions of this LEASE.

17.4 Should TENANT fail to cure an EVENT OF DEFAULT under Section 16.5 within the applicable grace period, LANDLORD may exercise “self-help” remedies to regain possession of the LEASED PREMISES or bar TENANT from entry into the LEASED PREMISES provided that LANDLORD does so at all times in a peaceful manner.

17.5 LANDLORD may exercise all or any of the rights granted to a LANDLORD in law or in equity upon an event of default by a tenant under a lease including, without limitation, termination of the LEASE and a suit to recover damages for such breach in an amount equal to the amount of rent reserved in the balance of the TERM.

17.6 LANDLORD or its mortgagee of the LEASED PREMISES (subject to Section 32.2) may (but shall not be obligated to do so) cure such EVENT OF DEFAULT and the cost thereof shall be added to the next monthly installment of RENT payable under this LEASE.

17.7 LANDLORD’s remedies under this LEASE shall be cumulative and concurrent.

18. LANDLORD’S DEFAULT

A breach by LANDLORD shall occur if LANDLORD fails to correct an alleged breach within a period of fifteen (15) days after receipt of written notice of such breach from TENANT or, if the alleged breach be one which cannot with due diligence be cured within said fifteen (15) day period, within such additional period as is reasonably necessary to correct the alleged breach, provided LANDLORD shall commence curing such breach within said fifteen (15) day period and shall thereafter diligently prosecute the curing of the alleged breach.

19. WAIVER

Any waiver by a party of a breach by the other party under this LEASE shall be limited to a particular breach so waived by said first party and shall not be deemed a waiver of any other remedy by said first party.

20. INSURANCE

20.1 TENANT shall maintain in full force during the LEASE hereof at its’ sole cost and expense the following types and minimum amounts of insurance:

(a) Commercial General Liability and, if necessary, Commercial Umbrella insurance with a combined limit of not less than two million dollars ($2,000,000) each occurrence. Insurance shall be written on an ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising out of, occasioned by or resulting from, products, completed operations, personal injury and advertising injury, premises, operations, independent contractors, and liability assumed under an insured contract. Any deductible, or self-insured retention, applicable to the aforementioned insurance shall be approved by LANDLORD, such approval not to be unreasonably withheld or delayed, and written using ISO endorsement CG 03 00 (or a substitute providing similar terms and conditions) which otherwise requires the TENANT to be responsible for the deductible or retention. If such Commercial General Liability insurance contains a General Aggregate limit, it shall apply separately to the LEASED PREMISES. LANDLORD shall be included as an insured under the TENANT’s Commercial General Liability policy using ISO additional insured endorsement CG 20 11 (or a substitute form providing similar coverage), and under the Commercial Umbrella, if any. This insurance shall apply as primary insurance with respect to any other Commercial General Liability insurance or self-insurance programs afforded to the LANDLORD with respect to the CENTRE. If the aforementioned insurance is written on a claims made basis, the Tenant warrants that continuous coverage will be maintained or an extended discovery period will be exercised for a period of five (5) years beginning from the time the lease is terminated and provide Certificates of Insurance evidencing continuance of coverage with the original claims made retroactive date.

(b) Automobile Liability and, if necessary, Commercial Umbrella insurance with a limit of not less than one million dollars ($1,000,000) each accident. Such insurance shall cover liability arising out of any auto, including owned, hired and non-owned vehicles. LANDLORD shall be included as an insured under the TENANT’s Automobile Liability policy using ISO additional insured endorsement CA 20 01, (or a substitute form providing similar coverage), and under the Commercial Umbrella, if any. This insurance shall apply as primary insurance with respect to any other Automobile Liability insurance or self-insurance programs afforded to the LANDLORD with respect to the CENTRE.

(c) Workers’ Compensation , and Employers’ Liability covering all of it’s employees on, in, or about the Leased Premises in accordance with applicable statutes of the State of New Jersey and endorsed to include coverage for any federal or other state law that may be found to have legal jurisdiction. The Employers’ Liability limits shall not be less than one million dollars ($1,000,000) each accident for bodily injury by accident or each employee for bodily injury by disease.

(d) Commercial Property Insurance covering TENANT’s property, fixtures, equipment and TENANT IMPROVEMENTS, covering one hundred percent (100%) of the full replacement cost of the property insured. Coverage is to include business income, business interruption or extra expense and loss of rents and in no event shall Landlord be liable for any business income or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord or its agents. Commercial Property Insurance shall, at a minimum, cover the perils insured under the ISO special causes of loss form CP 10 30 00 (or a substitute providing similar terms and conditions). Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form. Any deductible, or self-insured retention, applicable to the aforementioned insurance shall be approved by LANDLORD, such approval not to be unreasonably withheld or delayed. Landlord shall be included as a Loss Payee and such insurance shall provide that proceeds for damage or destruction to Leased Premises payable thereunder shall be payable to the Landlord and the Tenant as their respective interest may appear.

20.2 LANDLORD shall maintain or cause to be maintained in full force during the LEASE hereof at its sole cost and expense the following types and amounts of insurance:

(a) Commercial General Liability, and if necessary, Commercial Umbrella Insurance with a combined limit of not less than two million dollars ($2,000,000) for bodily injury and property damage, to include liability assumed under an insured contract.

(b) Automobile Liability, and if necessary, Commercial Umbrella Insurance with a limit of not less than one million dollars ($1,000,000) each accident, to cover owned, hired and non-owned vehicles.

(c) Commercial Property Insurance covering the full replacement value of the COMMERCIALIZATION CENTER as built-up from time to time, excluding TENANT IMPROVEMENTS and any alterations, fixtures or personal property installed by TENANT or tenants. Commercial Property Insurance shall, at a minimum, cover the perils insured under the ISO special causes of loss form CP 10 30 00 (or a substitute providing similar terms and conditions). Such insurance shall carry a maximum deductible of $200,000.00, as amended from time to time by agreement between LANDLORD and tenants. The TENANT’S prorata share of the deductible under such insurance policy for any claims involving the LEASED PREMISES shall be paid as ADDITIONAL RENT pursuant to “ARTICLE 6 - ADDITIONAL RENT”.

(d)  Pollution Legal Liability covering losses which may arise from the CENTRE of not less than five million dollars ($5,000,000) policy aggregate, inclusive of legal and clean-up costs. A deductible of not more than $100,000 will be applied to each incident, inclusive of legal and clean-up costs. Coverage shall include Bodily Injury and Property Damage resulting from either On-Site or Off-Site Pollution Conditions as defined by the policy contract.

20.3 TENANT and LANDLORD hereby waive any recovery of damages and rights against each other (including their employees, directors, officers, agents or representatives) for loss or damage to the CENTRE, LEASED PREMISES, BUILDING, TENANT IMPROVEMENTS and betterments, fixtures, equipment, and any other personal property to the extent covered by the commercial property insurance or boiler and machinery insurance required above. TENANT waives all rights against the Landlord and its agents for recovery of damages to the extent these damages are covered by the Commercial General Liability, Automobile Liability or Commercial Umbrella Liability insurance maintained by TENANT. If the policies of insurance purchased by TENANT as required above do not expressly allow the insured to waive rights of subrogation prior to loss, the insured shall cause them to be endorsed with a waiver of subrogation as required above.

20.4 All insurance policies required hereunder shall be issued by an insurance company or companies authorized to do business in the State of New Jersey with a current A.M. Best’s rating of no less than A-, VI.

20.5 By the COMMENCEMENT DATE and upon each renewal of its insurance policies, TENANT shall furnish to Landlord a certificate of insurance , executed by a duly authorized representative of each insurer, evidencing compliance with the insurance requirements set forth herein. All certificates shall provide for thirty (30) days written notice to the Landlord prior to cancellation and/or material change of any insurance required hereby. The words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability on any kind upon the company, its agents or representatives” shall be deleted from the certificate form’s cancellation provision. Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver to TENANT’S obligation to maintain such insurance. Failure to maintain the required insurance may result in termination of this lease at Landlord’s option. TENANT shall provide certified copies of all insurance policies required within ten (10) days of Landlord’s written request for such policies. If TENANT fails to provide the required evidence of insurance within thirty (30) days after notice of demand, Landlord shall the right, but not the obligation, to purchase said insurance at TENANT’s expense, and in connection therewith, including without limitation, Landlord’s reasonable attorneys fees, on demand as RENT. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect TENANT, and such coverage and limits shall not be deemed as a limitation on TENANT’s liability under the indemnities granted to Landlord in this LEASE.

20.6 Each party hereby agrees to review the amounts of coverage required under this LEASE from time to time, but in no event more frequently than every five (5) years, and the parties shall, in good faith, agree upon any reasonable changes in amounts of coverage required of each party by this LEASE. TENANT shall also provide such additional types of insurance in such amounts as Landlord shall from time to time reasonably require.

21. ENVIRONMENTAL

21.1 TENANT represents, warrants and covenants that, during the TERM (a) it shall at all times comply and shall cause the LEASED PREMISES to comply materially with all “ENVIRONMENTAL LAWS” (as hereinafter defined), except if caused by NON-TENANT CONTAMINATION (as hereinafter defined), (b) it will keep the LEASED PREMISES free of any lien imposed pursuant to any ENVIRONMENTAL LAWS other than any lien imposed by reason of actual or threatened contamination by HAZARDOUS SUBSTANCES on or migrating towards the LEASED PREMISES prior to the COMMENCEMENT DATE or due to acts or omissions of LANDLORD, (or its employees, agents, representatives, invitees, licensees, customers or contractors), of tenants or others occupying the LEASED PREMISES prior to the TERM hereof, of owners or tenants of neighboring properties, of other identified third parties, or of forces of nature (such as natural emission of radon gas) (collectively, the “NON-TENANT CONTAMINATION”), and (c) it has, to the best of its knowledge, truthfully answered all of the questions on the Commercialization Center - Tenant Questionnaire and will abide by the LANDLORD’s environmental and operational standards as updated from time-to-time.

21.2 TENANT warrants that it will promptly deliver to the LANDLORD copies of all permits, licenses, and notices of violation submitted by the TENANT to, or received from, any federal, state, county or municipal environmental agency, including without limitation the United States Environmental Protection Agency and the New Jersey Department of Environmental Protection. Upon the request of LANDLORD, TENANT shall provide LANDLORD with reasonably available evidence of TENANT’s compliance with ENVIRONMENTAL LAWS.

21.3 In addition to TENANT’s obligations under Section 21.1, to the extent applicable, TENANT shall, at TENANT’s own expense, comply with the reporting requirements of the Emergency Planning and Community Right to Know Act, 42 U.S.C. §II00I et seq. and the Toxic Catastrophe Prevention Act, N.J.S.A. 13: 1K-19 et seq.

21.4 At the expiration or earlier termination of this LEASE, TENANT shall surrender the LEASED PREMISES to LANDLORD free of any and all HAZARDOUS SUBSTANCES, and in compliance with all ENVIRONMENTAL LAWS, excepting, however, any such presence of HAZARDOUS SUBSTANCES or any such noncompliance with ENVIRONMENTAL LAWS due to the NON-TENANT CONTAMINATION.

21.5 Subject to the provisions of this Section 21, and subject to the TENANT not posing any unreasonable risk of harm to the BUILDING, CENTRE, or people, TENANT shall be entitled to use and store on the LEASED PREMISES the HAZARDOUS SUBSTANCES that are necessary for TENANT’S business provided that they shall be stored in “de minimus” quantities (as defined under ISRA) and further provided that such usage and storage, and TENANT’s disposal of all waste resulting therefrom, are in full compliance with all applicable ENVIRONMENTAL LAWS.

21.6 LANDLORD shall have the right but not the obligation, at all times during the LEASE TERM to (a) inspect the LEASED PREMISES, (b) conduct investigations and take samples to determine whether TENANT is in compliance with the provisions of Section 21, and (c) request lists of all HAZARDOUS SUBSTANCES used, stored or located on the LEASED PREMISES, the reasonable costs of all such investigations, tests and inspections to be borne by TENANT and reimbursed to LANDLORD, as ADDITIONAL RENT on demand if LANDLORD has reasonable cause to believe that TENANT is in violation of this Section 21,.

21.7 Violations - Environmental Defaults.

(a) TENANT shall give to LANDLORD immediate verbal and follow-up written notice of any actual, threatened or suspected spills, releases or discharges of HAZARDOUS SUBSTANCES on the LEASED PREMISES caused by the acts or omissions of TENANT or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. TENANT covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of HAZARDOUS SUBSTANCES caused by the acts or omissions of TENANT or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at TENANT’S sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all applicable ENVIRONMENTAL LAWS and to the reasonable satisfaction of LANDLORD and after TENANT has obtained LANDLORD’S written consent, which shall not be unreasonably withheld or delayed. TENANT shall return the LEASED PREMISES to the condition existing prior to the introduction of any such HAZARDOUS SUBSTANCES.

(b) In the event of (1) a violation at the LEASED PREMISES of any ENVIRONMENTAL LAW, (2) a release, spill or discharge of a HAZARDOUS SUBSTANCE on or from the LEASED PREMISES, (3) the discovery of an environmental condition at the LEASED PREMISES, or (4) TENANT’s failure to provide all information, submissions or take all actions of any kind required by ISRA or requested by NJDEP which violation, release, spill, discharge, environmental condition or failure to cooperate is caused by the acts or omissions of TENANT, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at any time from and after the COMMENCEMENT DATE (together “ENVIRONMENTAL DEFAULT”), LANDLORD shall have the right, but not the obligation, to immediately enter the LEASED PREMISES to supervise and/or approve any actions required to be taken by TENANT to address the ENVIRONMENTAL DEFAULT. If the LANDLORD reasonably determines that TENANT’S reaction to address any ENVIRONMENTAL DEFAULT is insufficient to comply with any ENVIRONMENTAL LAW, then LANDLORD may perform any lawful and reasonable actions necessary to address the ENVIRONMENTAL DEFAULT, the cost of which, shall be charged to TENANT as ADDITIONAL RENT. Except for emergency situations, LANDLORD shall provide TENANT five (5) days prior written notice of LANDLORD’s intended actions to address the ENVIRONMENTAL DEFAULT.

21.8 TENANT shall indemnify, defend (with counsel reasonably approved by LANDLORD) and hold LANDLORD, New Jersey Institute of Technology and their respective affiliates, shareholders, directors, officers, employees and agents harmless of, from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out the occurrence of any ENVIRONMENTAL DEFAULT (including, but not limited to, reasonable attorneys’, consultant, laboratory and expert fees) as set forth in Section 21.7.

21.9 ISRA Compliance.

(a) To the extent that ISRA is applicable to TENANT, TENANT shall, at TENANT’S own expense, comply with ISRA. At no expense to LANDLORD, TENANT shall promptly provide all information available to TENANT and required by LANDLORD for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by LANDLORD.

(b) In the event ISRA is applicable, for any reason, TENANT shall, prior to vacating the LEASED PREMISES, comply in full with any requirements imposed by ISRA.

21.10 Definitions.

(a) “HAZARDOUS SUBSTANCES” means (1) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any ENVIRONMENTAL LAWS or any applicable laws or regulations as a “hazardous substance”, “hazardous material”, “hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation in such ENVIRONMENTAL LAWS intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (2) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (3) petroleum products and by products, polychlorinated biphenyl, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

(b) “ENVIRONMENTAL LAWS” collectively means and includes all present and future federal, state and local laws, regulations, orders and official decisions and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines (having the force and effect of law) of governmental authorities applicable to the LEASED PREMISES and relating to the environment and environmental conditions or to any HAZARDOUS SUBSTANCE or HAZARDOUS SUBSTANCE activity and any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, NJDEP or any local governmental authority.

(c) “ISRA” means the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1k-5, et seq.).

(d) “NJDEP” means the New Jersey Department of Environmental Protection or its successor authority of agency.

21.11 Disposal and Removal of Solid Wastes.

(a) TENANT shall, at its sole cost, contract with a reputable, private refuse removal company approved by LANDLORD in writing in advance for the removal and disposal of any solid waste (other than solid wastes lawfully discharged through the Municipality’s sewer system or conventional waste haulers) generated or introduced by TENANT from the LEASED PREMISES, in accordance with all Environmental Laws. LANDLORD’s approval shall not be unreasonably withheld or delayed.

(b)  TENANT shall not dispose of any HAZARDOUS SUBSTANCES or radioactive materials through the sewer system or the dumpster provided by LANDLORD.

(c)  TENANT shall store and dispose of all biological waste in accordance with ENVIRONMENTAL LAWS.

21.12 Remedies.

The parties recognize that no adequate remedy at law may exist for a breach of this Section 21. Accordingly, either party may obtain specific performance of any provisions of this Section 21. This Section 21 shall not be construed to limit any remedies which either party may have against the other at law or in equity for a breach of this Section 21. It is agreed that a number of immaterial breaches of this Section 21 occurring over time and with some regularity may, cumulatively, reasonably be deemed to constitute a material breach. LANDLORD shall inform TENANT in writing if LANDLORD believes that a number of immaterial breaches have occurred which could in the foreseeable future amount to a material breach.

21.13. The provisions of this Section 21 shall survive the end of the TERM and the termination of this LEASE. No subsequent modification or termination of this LEASE by agreement of the parties or otherwise, shall be construed to waive or to modify any provisions of this Section 21 unless the termination or modification agreement or other document expressly so states in writing.

21.14. During the LEASE, LANDLORD or its agent shall be permitted to enter the LEASED PREMISES during reasonable business hours for the purpose of performing an environmental audit. LANDLORD shall use reasonable efforts to minimize LANDLORD’s interference with TENANT’s operations during such environmental audits.

22. HOLDING OVER

Should TENANT remain in possession of the LEASED PREMISES, or part thereof, after the expiration of the LEASE TERM without the execution of a new lease by LANDLORD and TENANT, or the exercise of a renewal option by TENANT, TENANT shall become a tenant from month-to-month of the LEASED PREMISES, or part thereof, under all the terms, conditions, provisions and obligations of this LEASE but with a RENT equal to Two hundred percent (200%) of the RENT existing immediately prior to the holdover and such month-to-month tenancy may be terminated by either LANDLORD or TENANT as of the end of any calendar month upon thirty (30) days prior written notice.

23. NO CONSEQUENTIAL DAMAGE

In no event shall LANDLORD be liable to TENANT for any incidental, indirect, special or consequential damages, whether based upon contract, negligence, tort or other theory of law.

24. SIGNAGE

LANDLORD shall identify Rosetta Genomics, Inc. as a TENANT on appropriate internal signs now existing or contemplated for the CENTRE such that each is able to receive mail and package delivery at the CENTRE.

25. FORCE MAJEURE

Any delays or failure by either party in its performance hereunder (excepting however, with respect to the obligation to pay money hereunder) shall be excused if, and to the extent caused by decrees, or restraint of Government, Acts of God, strikes, labor “holidays” or coercive action of workmen, fire, flood, windstorm, explosion, riots, war, sabotage, freight embargoes, or any other causes beyond the reasonable control of the affected party (each, a “FORCE MAJEURE”), provided that the affected party has provided reasonable notice to the other party and makes reasonable efforts to overcome the FORCE MAJEURE.

26. REAL ESTATE BROKERS

Tenant acknowledges that they have not been represented by a real estate broker.

27. RIGHT OF ENTRY

LANDLORD shall have the right to enter the LEASED PREMISES, upon reasonable prior notice, to show the LEASED PREMISES to existing or prospective lenders, prospective tenants or prospective purchasers.

28. STATUTORY AUTHORITY

This LEASE is entered into pursuant to the provisions of the New Jersey Economic Development Authority Act, N.J.S.A. 34:1 B I et seq.

29. LIABILITY OF THE STATE OF NEW JERSEY

This LEASE is not an obligation of the State of New Jersey or any political subdivision thereof nor shall the State or any political subdivision thereof be liable for any of the obligations under this LEASE. Nothing contained in this LEASE shall be deemed to pledge the general credit or taxing power of the state or any political subdivision thereof.

30. ACCESS

TENANT, its employees, agents, and invitees shall have access to the LEASED PREMISES twenty-four (24) hours per day, seven (7) days per week. Pursuant to Section 6.3 (b) access to the LEASED PREMISES other than during the normal hours of 7 AM to 7 PM Monday through Friday may result in addition charges to TENANT.

31. SUBLEASING AND ASSIGNMENT

(a) TENANT shall not assign this LEASE or sublet the whole or any part of the LEASED PREMISES without the prior written consent, which consent may be withheld at the sole discretion of the LANDLORD,.

(b) Any assignment of this LEASE or any sublease of the LEASED PREMISES shall not relieve TENANT of any of its obligations under this LEASE.

32. QUIET ENJOYMENT, SUBORDINATION, ESTOPPEL

32.1 LANDLORD covenants that as long as there is no EVENT OF DEFAULT hereunder, TENANT shall peaceably and quietly have hold and enjoy the LEASED PREMISES for the TERM of this LEASE.

32.2 In the event that LANDLORD seeks to mortgage its interest in the COMMERCIALIZATION CENTER, TENANT shall subordinate its interest under this LEASE in accordance with the terms and conditions of a commercially reasonable subordination, non-disturbance and attornment agreement by entering into such agreement with such mortgagee promptly upon receipt of written request therefor by LANDLORD.

32.3  TENANT shall, from time to time, within ten (10) business days after receiving written request by LANDLORD, execute and deliver to the other party a written statement certifying:

(a) the accuracy of the LEASE,

(b) the COMMENCEMENT DATE and TERMINATION DATE of the LEASE,

(c) that the LEASE is unmodified and in full force and effect or in full force and effect as modified, stating the date and nature of the modification,

(d) whether, to TENANT’s knowledge, TENANT is in default or has any claims or demands against LANDLORD and, if so, specifying the default, claim or demand, and

(e) to other correct and reasonably ascertainable facts that are covered by the LEASE terms.

33. NOTICES

Unless a LEASE provision expressly authorizes verbal notice, all notices under this LEASE shall be in writing and sent by registered or certified mail, postage prepaid, as follows:

To TENANT:	Rosetta Genomics, Inc. Amir Avniel 23 Franklin Street Tenafly, NJ 07670

To LANDLORD:	Director of Real Estate Development New Jersey Economic Development Authority PO Box 990 Trenton, NJ 08625-0990

with a copy addressed and sent to:

New Jersey Division of Law, Treasury Section Hughes Justice Complex PO Box 106 Trenton, NJ 08625 Attn: Edward Pillsbury, DAG

Either party may change these persons or addresses by giving notice as provided above. TENANT shall also give required notices to LANDLORD’S mortgagee after receiving notice from LANDLORD of the mortgagee’s name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

34. PARTIAL INVALIDITY

If any LEASE provision is invalid or unenforceable to any extent, then that provision and the remainder of this LEASE shall continue in effect and be enforceable to the fullest extent permitted by law.

35. BINDING ON SUCCESSORS

This LEASE shall bind the parties’ heirs, successors, and permitted assigns.

36. GOVERNING LAW

This LEASE shall be governed by the laws of the State of New Jersey.

37. DAYS

Unless expressly stated to the contrary, all references to “days” herein shall mean consecutive calendar days.

38. ENTIRE AGREEMENT

This LEASE contains the entire agreement between the parties about the LEASED PREMISES. Except for the RULES, for which Section 12 controls, this LEASE shall be modified only by a writing signed by both parties.

39. TENANT REPRESENTATION

TENANT is not (1) a party in interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended, to the AFL-CIO Building Investment Trust (“BIT”), or any of the plans participating therein, a list of which is attached hereto as Exhibit H, or (2) a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended, with respect to BIT, or any of the plans participating therein.

40. SECURITY DEPOSIT

40.1 Within five (5) business days following TENANT's execution of this Lease, the TENANT shall deposit with LANDLORD a security deposit in the amount of $5,000.00 (“SECURITY DEPOSIT”) in cash funds (paid by either certified funds, cashiers check or wire transfer). If an EVENT OF DEFAULT by TENANT exists under this LEASE at any time, LANDLORD may use, apply or retain the whole or any part of the SECURITY DEPOSIT to the extent necessary to cure said EVENT OF DEFAULT. It is understood that the deposit is not to be considered as the last rental payment due under this LEASE. If at any time during the term of this LEASE, LANDLORD applies all or a portion of this SECURITY DEPOSIT to cure TENANT's EVENT OF DEFAULT, TENANT shall repay to LANDLORD within ten (10) business days after demand by LANDLORD any amount necessary to restore the SECURITY DEPOSIT to the full sum set forth above.

41. POLITICAL CAMPAIGN CONTRIBUTIONS

41.1 For the purpose of this Article 41, the following shall be defined as follows:

a) Contribution B means a contribution reportable as a recipient under AThe New Jersey Campaign Contributions and Expenditures Reporting Act.@ P.L. 1973, c. 83 (C.10:44A-1 et seq.), and implementing regulations set forth at N.J.A.C. 19:25-7 and N.J.A.C. 19:25-10.1 et seq. Currently, contributions in excess of $400 during a reporting period are deemed Areportable@ under these laws. As of January 1, 2005, that threshold will be reduced to contributions in excess of $300.

b) Business Entity B means any natural or legal person, business corporation, professional services corporation, limited liability company, partnership, limited partnership, business trust, association or any other legal commercial entity organized under the laws of New Jersey or any other state or foreign jurisdiction. It also includes (i) all principals who own or control more than 10 percent of the profits or assets of a business entity or 10 percent of the stock in the case of a business entity that is a corporation for profit, as appropriate; (ii) any subsidiaries directly or indirectly controlled by the business entity; (iii) any political organization organized under 26 U.S.C.A. 527 that is directly or indirectly controlled by the business entity, other than a candidate committee, election fund, or political party committee; and (iv) if a business entity is a natural person, that person=s spouse or child, residing in the same household.

c) EO 134 – means Executive Order 134, signed by former New Jersey Governor James E. McGreevey on September 22, 2004.

41.2 The terms, restrictions, requirements and prohibitions set forth in EO 134 are incorporated into this LEASE by reference as material terms of this LEASE with the same force and effect as if EO 134 were stated herein its entirety. Compliance with EO 134 by TENANT shall be a material term of this LEASE.

41.3 In addition to any other Event of Default specified in this LEASE, LANDLORD shall have the right, but not the obligation, to declare an event of default under this LEASE if: (i) TENANT makes or solicits a Contribution in violation of EO 134, (ii) TENANT knowingly conceals or misrepresents a Contribution given or received; (iii) TENANT makes or solicits Contributions through intermediaries for the purpose of concealing or misrepresenting the source of the Contribution; (iv) TENANT makes or solicits any Contribution on the condition or with the agreement that it will be contributed to a campaign committee or any candidate or holder of the public office of Governor, or to any State or county party committee; (v) TENANT engages or employs a lobbyist or consultant with the intent or understanding that such lobbyist or consultant would make or solicit any Contribution, which if made or solicited by LANDLORD or any LANDLORD member that constitutes a Business Entity itself, would violate the restrictions of EO 134; (vi) TENANT funds Contributions made by third parties, including consultants, attorneys, family members, and employees; (vii) TENANT engages in any exchange of Contributions to circumvent the intent of EO 134; (viii) TENANT directly or indirectly through or by any other person or means, does any act which would violate the restrictions of EO 134; or (ix) any material misrepresentation exists in any Executive Order Certification and Disclosure which was delivered by TENANT to LANDLORD in connection with this LEASE.

41.4 TENANT hereby acknowledges and agrees that pursuant to EO 134, TENANT shall have a continuing obligation to report to the Office of the State Treasurer, EO 134 Review Unit of any Contributions it makes during the TERM of this LEASE. If after the COMMENCEMENT DATE, any Contribution is made by TENANT and the Treasurer of the State of New Jersey determines such Contribution to be a conflict of interest in violation of EO 134, LANDLORD shall have the right, but not the obligation, to declare this LEASE to be in default.

42. BUSINESS EMPLOYMENT INCENTIVE PROGRAM (BEIP) CONTINGENCY

TENANT has the option to cancel this LEASE if it does not receive approval of its BEIP application by the NJEDA Board at its next regularly scheduled meeting.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this LEASE to be executed by their duly authorized representatives as of the day and year first above written.

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, LANDLORD

WITNESS	SIGNATURE NAME: TITLE: Rosetta Genomics, Inc. TENANT

WITNESS	SIGNATURE NAME: TITLE:

EXHIBIT A
LEASED PREMISES

EXHIBIT B Milestone Rent
Milestone Events

Graduation from Commercialization Center*	Milestone Rent
Percentage
Move to a Targeted NJ Municipality	0%
Move to a Non-Targeted NJ Municipality	50%

Move Out of State
100%
Capital raising	Milestone Rent
Percentage

Venture Capital or Private equity raise greater than $1 MM but less than $5 million:	25%
Venture Capital or Private equity raise of $5.0 million or more:	50%
Public offering	100%

Tenant’s obligation to pay Milestone Rent shall accrue on the earlier occurrence of the two identified Milestone events. Milestone Rent is a one-time obligation of TENANT, such that, once TENANT reaches its first Milestone and TENANT pays to LANDLORD the appropriate Milestone Rent, TENANT has no further Milestone Rent obligations even on the occurrence of other Milestone Events. Upon LANDLORD’s receipt of TENANT’s Milestone Rent, LANDLORD will confirm to TENANT in writing that no further Milestone Rent has to be paid by TENANT. The Milestone Rent obligation shall survive for twenty-four months following the Termination Date.

Milestone Rent Calculation

The basis for calculating the Milestone Rent will be $10,000 per unit for each year of the lease, including any extensions, renewals or taking of additional space. The Milestone Rent will be prorated based on months actual occupied in cases of this LEASE being terminated at or before the time of making the Milestone Rent payment.

* Graduation from the Commercialization Center is defined as a relocation from the Commercialization Center in to another facility which is at least twice a large as TENANT’s LEASED PREMISES.

EXHIBIT C
OMITTED

EXHIBIT D
PARKING AREA

EXHIBIT E

NONE

EXHIBIT F

Commercialization Center- Tenant Questionnaire

The following questionnaire was developed as a tool for the New Jersey Economic Development Authority (NJEDA) and the applicant. The answers to the questions that follow will assist NJEDA to better understand the work that your company is planning to perform at the Commercialization Center. The NJEDA understands that some questions will not be possible to answer in appropriate detail at an early stage in a company’s development. The information provided in each section should in turn help the applicant understand the NJEDA’s requirements for tenancy in the Commercialization Center.
Please answer each question with as much detail as possible. If additional space is required or if a more thorough explanation of your company’s operations is appropriate, please attach additional pages as necessary.

1. Flammable, Combustible and Reactive Materials Usage

Flammable and combustible liquids are classified according to their flash points. A Class I liquid is defined in NFPA-30 as any liquid with a flash point below 37.8°C (100°F) and a vapor pressure not exceeding 40 psi. Combustible liquids are defined as:

Class II having flash points at or above 37.8°C (100°F), and below 60°C (140°F).
Class IIIA having flash points at or above 60°C (140°F) and below 93°C (200°F).

Please list the maximum anticipated quantities of Class I liquids that will be stored and used in your laboratory at any one time. (The maximum permissible amounts of chemical materials per laboratory are provided as Attachment 1.) Include volumes of flammable liquefied compressed gases:

Class I liquids in use or not in approved safety cans or storage cabinets:	_________ gal.
Class I liquids stored in approved safety cans or storage cabinets:	_________ gal.

Please list the maximum anticipated quantities of Class II and IIIA liquids that will be stored and used in your laboratory at any one time:

Class I liquids in use or not in approved safety cans or storage cabinets:	_________ gal.
Class I liquids stored in approved safety cans or storage cabinets:	_________ gal.

Do you anticipate using reactive materials (water reactive,
pyrophoric, gas generating or explosive) in your laboratory? YesGNo G

If yes, please list the materials anticipated to be used and their quantities:

2. High Toxicity Chemical Use

Highly toxic chemicals are defined as having an LD50 of less than 50 mg/kg. Do you anticipate using any highly toxic chemicals in your laboratory? Examples include sodium cyanide, potassium cyanide and sodium azide. YesG

If yes, please list the materials that you plan to use and the quantities that you will have on hand:

3. Compressed Gas and Cryogenics Use and Storage

Please identify the types and quantities of compressed gases that you plan to use in your laboratory, including compressed liquefied gases. Use the table below to identify gas cylinder type and size code:

Cyl. Size Code[1]	Dimensions, Dia. x Length, in.	Internal Volume Liters Cu. In.		Service Pressure PSIG
5	12x49 (acetylene)	71.75	4375	250
4	8x41 (acetylene)	24.9	1516	250
3	7x31 (acetylene)	13.4	819	250
425	14.5x49 (LPG)	110.2	6616	240
410	12.2x42.6 (LPG)	65.9	3958	240
405	12x24	33	1983	240
200	9x56	43.5	2640	2015-2265
80	7x32	16	960	2015
30	6x24	8	490	2015
L.B.	2x13	0.44	27	1800

Compressed Gas Type	Cylinder Size Code[1]	Number of Cylinders

Will this laboratory be using pressure vessels or pressurized research or process equipment?YesGNoG

List below the type and quantity (liters) of cryogenic gases that will be used and/or stored in the laboratory at any one time:

Cryogenic Gas Type	Amount, Liters

54Hazardous, Flammable and Aqueous Waste Handling

The NJEDA requires that only wash and rinse water be discharged to sink drains at the Commercialization Center. All liquid wastes, including water miscible solvents (alcohols, acetone, etc.), a licensed Waste Broker must collect halogenated solvents and petroleum hydrocarbons in suitable waste containers for disposal. Solid chemical wastes must not be disposed of in refuse containers but also must be collected and disposed of by a licensed Waste Broker.

The common categories of liquid wastes are:

Low Flash: Alcohols, ketones and other water-miscible solvents, petroleum hydrocarbons and any other liquids that have flash points at or below 140°F.

High Flash:Solvents, oils and other liquids that have flash points above 140°F.

Halogenated:Solvents containing one or more halogen (fluorine, chlorine, bromine and iodine). These solvents are usually non-flammable.

Aqueous:Water containing dissolved metals or other chemicals or having a pH less than 2 or greater than 12.5.

Please list the greatest quantities of liquid flammable, hazardous and aqueous wastes that are anticipated to be generated by your laboratory over a one-month period:

Waste Category (see above)	Amount (gallons)

Please note below the types and amounts (kg) of hazardous solid wastes that are anticipated to be discarded by your laboratory during the first year of operation:

Note: The NJEDA recommends that when ordering chemicals and solvents, careful consideration should be given to your actual immediate needs. Stockpiling unwanted chemicals wastes space, creates a safety hazard and increases disposal costs.

55Personal Protective Equipment (PPE) Needs

Each company will provide PPE for its staff, including safety glasses, goggles, shields, lab coats and gloves. Please note below any additional or specialized PPE that may be required for work in your laboratory:

56Laboratory Safety Equipment

Only standard laboratory safety equipment, such as fire extinguishers, safety showers, and eyewash stations will be provided by the NJEDA. Please list below any additional safety equipment that you anticipate will be required for your laboratory operations. Such equipment may include specialized fire extinguishers, gas monitors, shielding, specialized fume hoods, etc.

57Laboratory Environmental Needs

The air handling system at the Commercialization Center will be balanced so that all laboratory spaces will have a slightly negative pressure with respect to hallways and other non-laboratory spaces. Please check the appropriate boxes below for each of the following special lab environment needs.

Special humidity control?YesGNoG

Special temperature control?YesGNoG

Air particulate control (beyond normal lab environment)?YesGNoG

Localized positive pressure environment?YesGNoG

Other special environment? YesGNoG

If yes to any of the above, please specify requirements:

58Radioactive Materials Use

Do you plan to use any radioactive materials in your laboratory?YesGNoG

If no, please skip to Section 9.

If yes, please provide the following information:

Radioactive Material	Activity Level, mCi	Half-Life

Do you have a Radioactive Materials Handling Procedure?YesGNoG

If yes, please attach a copy to this document.

Will you require training for your staff in the safe handling of radioactive materials?YesGNoG

59Human Biosafety Concerns
Does your laboratory anticipate using materials that present a bloodborne pathogen concern or a biosafety concern?YesGNoG

If yes, please list below any specialized equipment that your laboratory will require, such as sterilizers, biological safety cabinets, biohazard waste handling, etc. None neededG

510Training Requirements

Do you anticipate the need for any of the following training programs that would NOT be provided by your company staff? Please check all that apply.OSHA laboratory standard training (29 CFR 1910.1450)GEmergency action plan/fire plan training (29 CFR 1910.38)GRespirator training and fit testingGFire extinguisher trainingGBloodborne pathogens trainingGToxic materials handlingGCompressed gas handlingGOther, specify:_______________________________GWill you require any of the following specialized staff services and do you anticipate that employees of your company will provide these services? Please check all that apply.Chemical Hygiene OfficerNeedGEmployeeGRadiological Safety OfficerNeedGEmployeeGBiosafety OfficerNeedGEmployeeG

511Company Smoking Policy

Does your company have a written smoking policy for its employees during workYesGNoG

If yes, please attach a copy to this document.

I certify that to the best of my knowledge, the information provided in this document is truthful and complete and that I have not omitted any fact that may adversely impact the operations, safety or maintenance of the Commercialization- Tech Center 3.

Signed:
_____________________________________________

Company OfficerDate

______________________________
Title

EXHIBIT G

RULES AND REGULATIONS

1. The entrances, sidewalks, halls, passages, concourses, plaza, elevators, lobbies, stairways, and driveways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Leased Premises or the Centre. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation, or interest of the Centre or its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.

2. Tenant, its employees, contractors, agents, servants, visitors, and licensees shall not go upon the roof or into mechanical rooms of the Building without the written consent of Landlord.

3. The exterior windows and doors that reflect or admit light or air into the Leased Premises or the halls, passageways or other public places in the Centre, shall not be covered or obstructed by Tenant. No showcase or other articles shall be put in front or affixed to any part of the exterior of the Building nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust.

4. No awnings, air conditioning units, fans, aerials, antennas, or other projections or similar devices shall be attached to the Building, regardless of whether inside the Building or on its facade or its roof, without the prior written consent of Landlord, not to be unreasonably withheld. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window, transom or door of the Leased Premises or the Building without the prior written consent of Landlord, not to be unreasonably withheld. All curtains, blinds, shades, screens, and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord, not to be unreasonably withheld. All electrical fixtures shall be fluorescent, of a quality, type, design, and color approved by Landlord, not to be unreasonably withheld unless the prior consent of Landlord has been obtained for any other lighting or lamping.

5. No Tenant or employees, contractors, agents, servants, visitors, or licensees of Tenant shall sweep or throw or permit to be placed, left or discarded from the Leased Premises any rubbish, paper, articles, objects or other substances into any of the corridors or halls, elevators, or out of the doors or stairways of the Building.

6. Tenant shall at all times keep the Leased Premises neat and orderly.

7. Any Tenant deciding to move any equipment or office furniture into, out of, or within the Building must notify Landlord at least one (1) day in advance of intended move. Such notification shall include: (i) the date of the move, and (ii) the time of move (which shall not be during normal working hours without Landlord's consent, not to be unreasonably withheld).

8. Tenant shall not alter any lock or install a new or additional lock or any bolt or other security device on any door of the Leased Premises without prior written consent of Landlord, not to be unreasonably withheld. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with two keys for each such lock and security device.

9. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Leased Premises or Centre, or on the inside of the Leased Premises without the prior written consent of Landlord, not to be unreasonably withheld. In the event of violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the reasonable expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on door and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

10. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Centre or its desirability as a research park, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, not to be unreasonably withheld, use the name of the Centre or use pictures or illustrations of the Centre in any advertising other than in indicating Tenant's address.

11. Dock facilities are to be used only for loading and unloading procedures. No Centre parking or storage privileges are extended in docking facilities.

12. Intentionally Omitted.

13. No dumpsters are to be placed at the loading dock without prior notification and approval by Landlord, not to be unreasonably withheld.

14. If Tenant desires telecommunications signaling, telephonic, protective alarm, connections, or other such wires, apparatus, or devices, Landlord will reasonably direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without reasonable directions and approval from Landlord, not to be unreasonably withheld. All wires must be clearly tagged at the distributing boards and junction boxes, and elsewhere as reasonably required by Landlord, with the number of the office to which said wires lead, the purpose of the wires, and the name of the concern, if any, operating or servicing the same.

15. The electrical, mechanical, and telephone closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein, except that, with respect to Tenant’s engaged in research, laboratory use of acids shall be permitted subject to the applicable sections of the Lease relating to the use of Hazardous Substances. No access to the electrical, mechanical and telephone closets will be permitted without the prior consent of Landlord, not to be unreasonably withheld. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

16. Tenant shall not create, execute, or deliver any financing or security agreement of any kind that may be considered or give rise to any lien upon the Leased Premises, or the Centre.

17. Except as otherwise permitted by this Lease, Tenant, any of Tenant's servants, employees, contractors, agents, visitors, or licensees, shall not at any time use, bring or keep upon the Leased Premises, or the Centre any flammable, combustible, caustic, poisonous or explosive fluid, chemical or substance, or any chemical except such as are components of commercial products not regulated by law in their use or disposal and except such as are normally used (a) by occupants of office buildings for ordinary cleaning and office related supplies in reasonable quantities or (b) in laboratories as permitted by law.

18. No portion of the Leased Premises, or Centre shall be used or occupied at any time for the sale of merchandise, goods or property of any kind at auction or otherwise except as in connection with Tenants business, or as sleeping or lodging quarters.

19. In the design, layout, construction, renovation, and/or installation of Tenant's demising walls, partitions, furniture, fixtures, equipment, and all other improvements and betterments of or in the Leased Premises, the specified live load per square foot (100 p.s.f.) shall not be exceeded at any time.

20. Tenant shall not engage or pay any employees on the Leased Premises, except those actually working for such Tenant.

21. No bicycles, vehicles, animals, or birds of any kind (other than a seeing-eye dog for a blind person) shall be brought into or kept by Tenant in the Leased Premises or the Centre except that (a) bicycles and vehicles may be brought in the Centre, and (b) in the case of laboratories animals and birds permitted by law in the performance of experiments may be kept, provided that (i) the Tenant complies with all applicable laws and Lease provisions relating to the keeping of such animals or birds and (ii) they are kept in a manner that they do not create a nuisance for other tenants in the Building or the Centre.

22. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be unreasonably obstructed or interfered with, or other tenants will in any other way be unreasonably injured or annoyed, or whereby the Building will be damaged, nor shall Tenant cause or suffer to be caused any noise, vibrations, obnoxious odors, or electronic interference which unreasonably disturbs other tenants, the operation of their equipment or the operation of any equipment in the Building (including, without limitation, radio, television reception). Except as otherwise permitted by the Lease, Tenant shall not suffer nor permit the Premises or any part thereof to be used in any manner or anything to be done therein nor suffer nor permit anything to be brought into or kept in the Leased Premises which, in the reasonable judgment of Landlord, shall in any way materially impair or tend to materially impair the character, reputation, or appearance of the Centre.

23. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Leased Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

24. Except as otherwise explicitly permitted in this Lease and except for the use of a microwave oven and vending machines or service of soda & snacks, Tenant shall not allow any cooking, the operation or conduct of any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine.

25. Any person in the Centre may be subject to identification by employees and agents of Landlord. Landlord may institute, as it deems necessary for the safety of Tenant and other tenants, security policies with which all persons in or entering the Centre would be required to comply with. Tenant shall exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property, except if due to Landlords negligence.

26. Intentionally Omitted

27. Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building for access or for invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion.

28. Tenant shall as soon as reasonably possible notify Landlord of any injury to a person or damage to property regardless of cause within the Leased Premises and all public areas within the Building of which Tenant has knowledge.

29. Canvassing, soliciting, and peddling in the Centre is prohibited and Tenant shall cooperate in preventing the same, and report all such activity to Landlord.

30. Tenant, upon the termination of the tenancy, shall deliver to Landlord all of the keys, combinations to all locks, of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, Tenant shall pay Landlord the reasonable cost therefor.

31. These Rules and Regulations shall be read in conjunction with the Lease and the Exhibits thereto. To the extent these Rules and Regulations are inconsistent with the remainder of the Lease and Exhibits, the Lease and other Exhibits shall control.

32. Landlord may, by not less than 20 days prior written notice to Tenant, promulgate additional rules and regulations, and/or modifications of the rules and regulations which are, in Landlord's reasonable judgment, desirable for the general safety, comfort and convenience of occupants and tenants in the Centre, provided such rules and regulations do not discriminate against Tenant. All such rules and regulations shall be deemed a part of this Lease, with the same effect as though written herein.

33. No smoking shall be permitted in the Building.

EXHIBIT H